UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2015

ML BLUETREND FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-53794	26-2581977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1) ML BlueTrend FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC (“MLAI”) and Systematica Investments Limited (the “Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of January 25, 2010, as amended by an Amendment dated as of May 3, 2011, novated and amended by a Novation and Amendment  Agreement dated as of July 31, 2014, novated and amended by a  Novation and Amendment Agreement dated as of January 1, 2015 and further amended by an Amendment Agreement dated as of January 30, 2015 (the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.  Pursuant to the Advisory Agreement, the Trading Advisor provides commodity trading advisory services for the Registrant and  directs the trading activities of the Registrant.

On June 2, 2015, the Registrant, MLAI and the Trading Advisor entered into an Amendment to Advisory Agreement (the “Amendment”).  The effective date of the Amendment is May 1, 2015.

(2)  The Amendment removes references to ML Systematic Momentum FuturesAccess Ltd., Systematic Momentum FuturesAccess LLC (formerly ML Systematic Momentum FuturesAccess LLC) and ML Trend-Following Futures Fund Ltd., which are no longer fund of funds investing in the Registrant.

.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01.	Amendment to Advisory Agreement dated as of June 2, 2015, among ML BlueTrend FuturesAccess LLC, Merrill Lynch Alternative Investments LLC and Systematica Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML BLUETREND FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC,
its manager

By:	/s/ Barbra E. Kocsis
	Name:	Barbra E. Kocsis
	Position:	Chief Financial Officer

Date:  June 8, 2015

ML BLUETREND FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.01.	Amendment to Advisory Agreement dated as of June 2, 2015 among ML BlueTrend FuturesAccess LLC, Merrill Lynch Alternative Investments LLC and Systematica Investments Limited.